Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Mission Community Bancorp’s statements included under Item 4.02 of its Form 8-K filed on March 16, 2012 and we agree with such statements.

 /s/ McGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP